Exhibit 99.2

Item 1A.  Risk Factors

We operate in a rapidly changing business environment that involves substantial risk and uncertainty. All phases of our operations are subject to a number of uncertainties, risks and other factors, many of which are beyond our control. Any one or a combination of such factors could materially affect the results of our operations and the accuracy of forward-looking statements made by us. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. Some important factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements include the following:

•	our ability to meet our significant debt service and other obligations;

•	our ability to finance our capital requirements;

•	our ability to obtain additional financing needed in the future;

•	our substantial debt continues to adversely affect our financial condition;

•	our ability to comply with our financial and other covenants in the future;

•	the potential impairment of our assets in the future;

•	our potential to incur operating losses in the future;

•	the outcome of the arbitration of our claims against Pemex;

•	the outcome of litigation with the underwriters of the insurance coverage on the Gulf Horizon;

•	the delisting of our common stock from the Nasdaq Stock Market, which became effective as of the close of business on April 1, 2005;

•	our largest stockholders continuing to have a significant degree of influence over us;

•	industry volatility, including the level of capital expenditures by oil and gas companies due to fluctuations in the price, and perceptions of the future price, of oil and gas;

•	our ability to obtain performance bonds and letters of credit if required to secure our performance under new international contracts;

•	contract bidding risks, including those involved in performing projects on a fixed-price basis and extra work performed outside the original scope of work, and the successful negotiation and collection of such contract claims;

•	the highly competitive nature of the marine construction business;

•	operating hazards, including the unpredictable effect of natural occurrences on operations, such as hurricanes and other hazards associated with maritime activities, and the significant possibility of accidents resulting in personal injury and property damage;

•	seasonality of the offshore construction industry in the U.S. Gulf of Mexico;

•	risks involved in the expansion of our operations into international offshore oil and gas producing areas, where we have previously not been operating;

•	our dependence on continued strong working relationships with significant customers operating in the U.S. Gulf of Mexico;

•	percentage-of-completion accounting;

•	the continued active participation of our executive officers and key operating personnel;

•	our ability to obtain and retain highly skilled personnel;

•	the effect on our performance of regulatory programs and environmental matters;

•	the risks involved in joint venture operations required from the time to time on major international projects; and

•	a possible terrorist attack or armed conflict.

A more detailed discussion of the foregoing factors follows:

Risks Relating to our Financial Condition

Our ability to finance our debt obligations and capital requirements depends on sufficient cash flow from our operations and obtaining additional external sources of financing

We require substantial working capital to fund our business and meet our significant debt service and other obligations. As of December 31, 2005, we had total indebtedness of approximately $130.1 million. After giving effect to the financing transactions in February and March 2006 described in Note 15 of our notes to consolidated financial statements, our total indebtedness as of March 9, 2006, was approximately $142.2 million. Our ability to service our existing debt, provide working capital and fund our capital expenditure requirements will depend on our ability to generate cash and obtain additional financing in the future. It is important that we successfully perform our marine construction projects, continue to obtain additional projects and collect our receivables for work we perform. Our ability to generate cash in the future depends on demand for construction services by the oil and gas industry as a result of the levels of capital expenditures by oil and gas companies and on competitive, general economic, financial, and many other factors that may be beyond our control.

We cannot provide assurance that we will be able to generate sufficient cash flow from operations to provide us with the working capital required to support our operations. We may experience periodic cash demands that exceed our cash flow. Our failure to generate sufficient cash flows from operations to provide adequate working capital would have a material adverse effect on our business, results of operations and financial condition.

Our ability to finance capital requirements is uncertain

We may need additional financing in the future to meet periodical working capital needs and support increased levels of operating activities To obtain this additional financing, we will evaluate all available financing sources, including, but not limited to, the issuance of equity or debt securities. Funds raised through the issuance of additional equity may have negative effects on our stockholders, such as a dilution in percentage of ownership, and the rights, preferences or privileges of the new security holders may be senior to those of the common stockholders. We cannot provide assurance that we will be able to obtain additional debt or equity financing in an amount sufficient to enable us to meet our contractual cash obligations and pay our indebtedness. If we are unable to obtain additional financing or generate cash flow sufficient to meet our debt service and other contractual cash obligations, management may be required to explore alternatives to reduce cash used by operating activities, including not bidding on construction projects that would otherwise appear attractive from a profitability perspective.

Our substantial indebtedness could adversely affect our financial health

Our high level of debt could have important consequences, including the following:

•	our inability to generate adequate levels of cash to support future interest and principal payments on our high level of debt;

•	inadequate cash available for purposes other than debt service, such as capital expenditures and other business activities, since we will need to use a significant portion of our operating cash flow to pay principal and interest on our outstanding debt;

•	an increase in our vulnerability to general adverse economic and industry conditions, including reduced levels of demand for marine construction services on the outer continental shelf of the U.S. Gulf of Mexico;

•	limit our flexibility in planning for, or reacting to, changes in demand for our services in international areas, including mobilizing vessels between market areas;

•	place us at a greater competitive disadvantage compared to our competitors that have less debt; and

•	limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds or dispose of assets.

We had operating losses in 2003 and 2004 and may incur additional operating losses in the future

We reported operating losses of $(34.2) million and $(69.7) million for the years ended December 31, 2004 and 2003, respectively. Even though we reported operating income of $21.9 million for the year ended December 31, 2005, we had an accumulated deficit of approximately $(188.8) million. Because of the volatility of our business operations, we may not be profitable in the future. If we do achieve profitability in any period, we may not be able to sustain or increase such profitability on a quarterly or annual basis. We had cash flows provided by (used in) operations of $(2.3) million for 2005, $2.1 million for 2004 and $(53.1) million in 2003. Insufficient cash flows may adversely affect our ability to fund capital expenditures and pay debt service and other contractual obligations. If revenue generated from our existing backlog or any new projects awarded is less than estimated, we experience difficulty in collecting contractual amounts, or operating expenses exceed our expectations, our business, results of operations and financial condition may be materially and adversely affected.

Our future financial results could be adversely impacted by asset impairments or other charges

In the past, we have recorded asset impairment losses and charges on assets, including several of our marine construction vessels, the carrying value of which we determined were in excess of their estimated fair value. We will continue to review our long-lived assets for impairment that may occur as a result of changes in our business plans, a significant decrease in the market value of long-lived assets, or change in the physical condition of a long-lived asset or the extent or manner in which it is being used or a severe or sustained downturn in the oil and gas industry. The amount of any impairment charge could be significant, and could have a material adverse effect on our financial results for the period in which the charge is taken.

Our credit facilities contain covenants that we may not be able to comply with in the future and that limit many aspects of our operations

Our credit facilities contain financial covenants and a significant number of other covenants that limit many aspects of our operations, including our ability to create additional liens, incur additional debt, enter into affiliate transactions, dispose of assets, make any investments and pay dividends, in each case, without the consent of our lenders. In the future, we may not be able to meet our financial covenants, and, during the normal course of operating our business, comply with one or more of these covenants that limit our operations. Any failure to comply with these covenants could result in a default under our credit facilities. In this event, we would need to seek waivers or consents from our lenders. There is no assurance that our lenders will provide waivers or consents, or that such waivers or consents will be obtained without the payment of fees or other consideration, which could be substantial. In the event that we are unable to obtain a waiver of any future violations, our lenders would have the right to accelerate our debt with them, and cross-default provisions would result in the acceleration of all of our debt. If this occurs, we will have to consider alternatives to settle our existing liabilities with our limited resources, including seeking protection from creditors through bankruptcy proceedings.

Our ability to obtain performance bonds and letters of credit required to secure our performance under contracts may affect our ability to bid and obtain contract awards

We may be required to provide cash collateral to secure future performance bonds and letters of credit on large international contracts. If we are unable to obtain unsecured performance bonds and letters of credit or we are required to secure them with cash collateral, we may not be able to bid on or obtain contracts requiring performance bonds or letters of credit, which could adversely affect our results of operations and financial condition.

The outcome of our arbitration with Pemex, litigation with the underwriters of the insurance coverage of the Gulf Horizon, and the outcome of any future arbitration and litigation may adversely affect our liquidity and financing requirements

In April 2005, we submitted our remaining Pemex EPC 64 contract claim to arbitration in Mexico in accordance with the Rules of Arbitration of the International Chamber of Commerce. A failure to recover any amounts from Pemex in arbitration or our lawsuit against the underwriters on the policy for marine hull insurance covering physical damage to the Gulf Horizon during its tow to Israel to perform the IEC project will place additional pressure on and adversely affect our liquidity.

Risks Relating to Our Securities

The price of our common stock has been highly volatile due to factors that will continue to affect the price of our stock

Between 2004 and 2005, the price of our common stock ranged from $5.25 to $120.00 per share. Historically, the over-the-counter markets for securities such as our common stock have experienced extreme price fluctuations. Some of the factors leading to the volatility of our stock price include:

•	fluctuations in our quarterly revenue and operating results;

•	announcements of project awards by us or our competitors;

•	market perceptions regarding the outlook for operations in the U.S. Gulf of Mexico; and

•	the increase in outstanding shares of our common stock issued (i) upon the conversion or exchange of our Series B preferred stock, (ii) in the completion of the Private Placement of our common stock, (iii) as a result of the exchange of a portion of our 8% Subordinated Notes and (iv) any additional issuances of common stock we may make to repay our existing debt or raise additional capital.

There is no assurance that the price of our stock will not continue to be volatile in the future.

Our common stock is considered “a penny stock” and may be difficult to sell

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Presently, the market price of our common stock is substantially less than $5.00 per share and therefore is designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares.

Our largest stockholders may continue to have a significant degree of influence over us and they may make decisions with which you disagree

The majority of our common stock is held by a limited number of investors and the interests of one or more of those stockholders could differ from those of other stockholders. Our largest stockholders may have the ability to influence significantly any decisions relating to:

•	elections to our board of directors;

•	amendments to our certificate of incorporation;

•	the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all our assets; and

•	a change in control of our company (which may have the effect of discouraging third party offers to acquire our company).

The conversion and earlier exchange of our Series B Preferred Stock, the completion of the Private Placement and the shares of our common stock issued as a result of the exchange of a portion of our 8% Subordinated Notes resulted in significant and immediate dilution of our existing stockholders and the book value of their common stock

During 2005, we completed a series of transactions which resulted in a significant increase in the amount of outstanding shares of our common stock:

•	On June 10, 2005, we issued 2,400,001 shares of our common stock and one million shares of our Series B Preferred Stock in exchange for approximately $85 million of our Subordinated Notes and 1,400 shares of our Series A Preferred Stock;

•	On October 27, 2005, we issued 3,803,364 shares of our common stock in exchange for 171,589 shares of our Series B Preferred Stock;

•	On December 12, 2005, the remaining 828,411 shares of our Series B Preferred Stock converted into 18,362,210 shares of our common stock;

•	On December 19, 2005, we issued 2,106,000 shares of our common stock in the Private Placement, and we also completed the exchange of approximately $8 million in aggregate principal amount (including accrued and unpaid interest) of our 8% Subordinated Notes for subordinated convertible notes due March 31, 2010, which were subsequently converted into 842,105 shares of our common stock prior to December 31, 2005; and

•	On December 23, 2005, we exchanged an additional $5.2 million aggregate principal amount (including accrued and unpaid interest) of our 8% Subordinated Notes, which resulted in the issuance of 553,167 shares of our common stock.

As a result of these transactions, the equity interests of our existing common stockholders, as a percentage of the total number of the outstanding shares of our common stock, and the book value of the shares of our common stock were significantly diluted.

Our common stock was delisted from the Nasdaq Stock Market, which could make it more difficult to sell our common stock

In order to issue common stock and the Series B Preferred Stock in the Exchange Transaction without the lengthy delay associated with obtaining stockholder approval required under the Nasdaq Marketplace Rules, we delisted our common stock from the Nasdaq Stock Market, effective the close of business on April 1, 2005. Since this time, our common stock has traded in the over-the-counter market, both through listings in the National Quotation Bureau “Pink Sheets” and more recently on the OTC Bulletin Board, but our common stock is not currently listed or quoted on any recognized national or regional securities exchange or market. As a result, an investor may find it difficult to sell or obtain quotations as to the price of our common stock. Delisting could adversely affect investors’ perception, which could lead to further declines in the market price of our common stock. Delisting will also make it more difficult, time consuming and expensive for us to raise capital through sales of our common stock or securities convertible into our common stock.

On January 27, 2006, stockholders holding an aggregate of 72.1% of the outstanding shares of our common stock approved, by written consent in lieu of a meeting, an amendment to our certificate of incorporation to effect a reverse stock split of the issued and outstanding common stock on a ratio of one-for- twenty-five (1-for-25) with any fractional shares being rounded to the next highest whole number of shares and decrease the number of authorized shares of common stock from 1,500,000,000 shares to 100,000,000 shares. On April 12, 2006, we effected the reverse stock split of our issued and outstanding common stock. We believe that effecting the reverse stock split will enhance the marketability of our common stock, and ultimately, raise the per share trading price of our common stock in order to list our securities on either the Nasdaq Stock Market or the American Stock Exchange. Our primary rationale for decreasing the authorized number of shares of our common stock is that the resultant capital structure will more accurately represent, and be more in conformance with, a realistic capital structure for a company of our size. However, we cannot be certain that the reverse stock split will achieve any of the desired results, or that the price per share of our common stock immediately following the reverse stock split will increase, or that the increase, if any, will be sustained for any period of time.

Risks Relating to Our Business

Industry volatility may adversely affect results of operations

The demand for our services depends, in large part, on the level of capital expenditures by oil and gas companies for developmental construction on the U.S. outer continental shelf in the Gulf of Mexico. As a result, the cyclical nature of the oil and gas industry has a significant effect on our revenues and profitability. Historically, prices of oil and gas, as well as the level of exploration and development activity, have fluctuated substantially. Any periods of low levels of activity in offshore drilling and development activity on the U.S. continental shelf in the Gulf of Mexico will affect our revenues and profitability. It is also possible that a sudden increase in demand for our services may only be a result of temporary, weather-related customer needs, or a brief suspension of activity by one or more of our competitors. Any significant decline in the worldwide demand for oil and gas or prolonged low oil or gas prices in the future, will likely depress development activity. We are unable to predict future oil and gas prices or the level of oil and gas industry activity.

We incur risks associated with contract bidding and the performance of extra work outside the original scope of work

Most of our projects are performed on a fixed-price basis. We also perform projects on a day rate basis or cost-reimbursement basis. Changes in offshore job conditions and variations in labor and equipment productivity may affect the revenue and costs on a contract. These variations may affect our gross profits. In addition, typically during the summer construction season, and occasionally during the winter season, we bear a shared risk of interruptions, interferences and other delays caused by adverse weather conditions and other factors beyond our control with our customers. If the customer substantially increases the scope of our operations under the contract we are subjected to greater risk of interruptions, interferences and other delays as was the case with the EPC 64 contract. Pemex substantially increased the scope of our operations under this contract during 2000 to 2002, which subjected the project to greater interruptions due to adverse weather conditions and standby time as other contractors completed their work. When we perform extra work outside of the scope of the contract, we negotiate change orders and unapproved claims with our customers. In particular, unsuccessful negotiations of unapproved claims could result in decreases in estimated contract profit or additional contract losses and adversely affect our financial position, results of operations and our overall liquidity as is the case with respect to our current claims against Pemex.

We operate in a highly competitive industry

Our business is highly competitive because construction companies operating offshore compete vigorously for available projects, which are typically awarded on a competitive bid basis. This competitive bid process could adversely affect our international expansion strategy and the likelihood of our being awarded projects in areas where we have not performed operations.

Several of our competitors and potential competitors are larger and have greater financial and other resources. Competitors with greater financial resources may be willing to sustain losses on certain projects to prevent further market entry by other competitors. In addition, marine construction vessels have few alternative uses and high maintenance costs, whether they are operating or not. As a result, some companies may bid contracts at rates below our rates. These factors may adversely affect the number of contracts that are awarded to us and the profit margins on those contracts that are awarded to us. Additionally, as a result of the competitive bidding process, our significant customers vary over time.

Operating hazards may increase our operating costs and we have limited insurance coverage

Offshore construction involves a high degree of operational risk. Risks of vessels capsizing, sinking, grounding, colliding and sustaining damage from severe weather conditions are inherent in offshore operations. These hazards may cause significant personal injury or property damage, environmental damage, and suspension of operations. In addition, we may be named as a defendant in lawsuits involving potentially large claims as a result of such occurrences. We maintain what we believe is prudent insurance protection against the risk of physical loss or damage to our property and against the risk of liabilities to third parties. We do not, however, believe it is economically feasible to carry business interruption insurance on our assets. We cannot assure that our insurance will be sufficient or effective under all circumstances. A successful claim for which we are not fully insured may have a material adverse effect on our revenues and profitability.

The fire aboard the Gulf Horizon in May 2004 has negatively impacted revenues, profitability and liquidity. The underwriters on the insurance policy covering the Gulf Horizon while on tow have filed an action seeking to avoid coverage. The process of collecting any insurance proceeds has continued to impact our liquidity. Proceeds received from the insurance company will be used either to repair the vessel, or if the vessel ultimately is determined to be beyond repair, we may be required to repay up to $5.0 million on the new CIT Group term loan.

Hurricanes and other extreme weather conditions in the U.S. Gulf of Mexico and offshore Mexico occur on a relatively frequent basis. Our vessels located in the U.S. Gulf of Mexico and offshore Mexico and our marine base are located in areas that could expose them to damage and/or total loss. These extreme weather conditions could potentially cause us to curtail our operations for a period of time. Although our domestic operations have not been adversely impacted by the hurricanes that occurred in the U.S. Gulf of Mexico in 2005 and 2004. As a consequence of hurricanes that occurred in the U.S. Gulf of Mexico, we may not be able to obtain future insurance coverage comparable with that of prior years, and we have experienced increased premiums for available insurance coverage and higher deductibles.

The seasonality of the marine construction industry may adversely affect our operations

Historically, the greatest demand for marine construction services in the U.S. Gulf of Mexico has been during the period from May to September. This seasonality of the construction industry in the U.S. Gulf of Mexico is caused both by weather conditions and by the historical timing of capital expenditures by oil and gas companies to circumvent these weather conditions. As a result, revenues are typically higher in the summer months and lower in the winter months. During 2005, this historical seasonality was offset by the related hurricane repair work that we performed during the fourth quarter in the U.S. Gulf of Mexico. We expect this repair work to continue to offset the seasonality of our operations during the first quarter of 2006 as well. Although we pursue business opportunities in international areas that we believe will offset the seasonality in the U.S. Gulf of Mexico, we cannot be sure that any international work will offset the seasonality of our operations in the U.S. Gulf of Mexico.

Our international operations are subject to significant risks

A key element of our strategy has been to expand our operations into selected international oil and gas producing areas, which we will continue to do. These international operations are subject to a number of risks inherent in any business operating in foreign countries including, but not limited to:

•	political, social, and economic instability;

•	potential seizure or nationalization of assets;

•	increased operating costs;

•	modification, renegotiation or nullification of contracts;

•	import-export quotas;

•	other forms of government regulation which are beyond our control;

•	war or terrorist activity; and

•	fluctuating currency values, hard currency shortages and controls on currency exchange and repatriation of income or capital.

As we continue to bid on international projects, the exposure to the above mentioned risks will increase. As a result, we could, at any one time, have a significant amount of our revenues generated by operating activity in a particular country. Therefore, our results of operations could be susceptible to adverse events beyond our control that could occur in the particular country in which we are conducting such operations.

Additionally, our competitiveness in international areas may be adversely affected by regulations, including but not limited to regulations requiring:

•	the awarding of contracts to local contractors;

•	the employment of local citizens; and

•	the establishment of foreign subsidiaries with significant ownership positions reserved by the foreign government for local citizens.

We cannot predict what types of the above events may occur.

We utilize percentage-of-completion accounting

Since our contract revenues are recognized on a percentage-of-completion basis, we periodically review contract revenue and cost estimates as the work progresses. Accordingly, adjustments are reflected in income in the period when such revisions are determined. These adjustments could result in a revision of previously reported profits, which may be significant.

Estimates and assumptions that we use to prepare our financial statements could differ materially from actual future results

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. We must apply significant, subjective and complex estimates and judgments in this process. Because of the inherent uncertainties in this process, actual future results could differ materially from our estimates.

We are dependent on key personnel

Our success depends on, among other things, the continued active participation of our executive officers and certain of our other key operating personnel. Our officers and personnel have extensive experience in the marine construction industry, both domestic and international. The loss of the services of any one of these persons could adversely impact our ability to implement our expansion strategy or perform awarded work.

We require highly skilled personnel

We require highly skilled personnel to operate and provide technical services and support for our business. Competition for the skilled and other labor required for marine construction services has intensified due to increased demand for these services during 2005. Although competition for skilled and other labor has not materially affected us to date, shortages of qualified personnel could adversely affect our results of operations in the future.

We currently have no employees that are unionized or employed subject to any collective bargaining or similar agreements. Unionization or similar collective actions by our employees, domestically and internationally, may adversely impact our cost of labor.

We may incur significant expenditures to comply with governmental regulations

Our operations are subject to various governmental regulations, violations of which may result in civil and criminal penalties, injunctions, and cease and desist orders. In addition, some environmental statutes may impose liability without regard to negligence or fault. Although our cost of compliance with such laws has to date been immaterial, such laws are changed frequently. Accordingly, it is impossible to predict the cost or impact of such laws on our future operations.

We depend on demand for our services from the oil and gas industry, and this demand may be affected by changing tax laws and oil and gas regulations. As a result, the adoption of laws that curtail oil and gas production in our areas of operation may adversely affect us. We cannot determine to what extent our operations may be affected by any new regulations or changes in existing regulations.

A possible terrorist attack or armed conflict could harm our business

Terrorist activities, anti-terrorist efforts and other armed conflict involving the U.S. may adversely affect the U.S. and global economies and could prevent us from meeting our debt service, financial and other contractual obligations. If any of these events occur, the resulting political instability and societal disruption could reduce overall demand for marine construction services. Oil and gas related facilities and assets, including our marine equipment, could be direct targets for terrorists attacks, and our operations could be adversely impacted if infrastructure integral to our customers’ operations is damaged or destroyed. Costs for insurance and other security may increase as a result of these threats, and some insurance coverage may become more difficult to obtain, if available at all. Our operations in international areas abroad may increase these risks.

Cautionary Statements

Some of the statements in this Annual Report are forward-looking statements about our expectations of what may happen in the future. Statements that are not historical facts are forward-looking statements. These statements are based on the beliefs and assumptions of our management and on information currently available to us. Forward-looking statements can sometimes be identified by our use of forward-looking words like “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “will,” “plan” and similar expressions.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. Our future results and stockholder value may differ significantly from those expressed in or implied by the forward-looking statements contained in this Annual Report. Many of the factors that will determine these results and values are beyond our ability to control or predict. We caution you that a number of important factors could cause actual results to be very different from and worse than our expectations expressed in or implied by any forward-looking statement. These factors include, but are not limited to, those discussed in “Risk Factors” above. Such forward-looking statements may include statements that relate to:

•	our business plans or strategies, and projected or anticipated benefits or other consequences of such plans or strategies;

•	our objectives;

•	projected or anticipated benefits from future or past acquisitions;

•	projections involving anticipated capital expenditures or revenues, earnings or other aspects of capital projects or operating results; and

•	financing.

Our management believes that the forward-looking statements contained in this Annual Report are reasonable. However, you should not place undue reliance on these forward-looking statements, which are based only on our current expectations. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update any of them in light of new information or future events.